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                                 EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Employment Agreement"), dated as of January 1, 1996 (the "Effective Date"), is entered into by and between Object Products, Inc. (the "Company") and Robert L. Anderson ("Executive"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                  WITNESSETH:
                                  ----------

WHEREAS, the Company desires to employ Executive as the Senior Vice President of the Company, and Executive desires to be employed by the Company, upon the terms and conditions set forth in this Employment Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the Company and Executive hereby agree as follows:

     1.   EMPLOYMENT.
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     1.1       Position. During the Employment Term (as hereinafter defined) and
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subject to the terms and conditions set forth herein, the Company agrees to employ Executive as its Senior Vice President, reporting directly to the Chief Executive Officer of the Company.

     1.2       Duties. Executive shall diligently, and to the best of his
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ability, perform all such duties incident to his position and as may be assigned from time to time and to use his best efforts to promote the interests of the Company.

     1.3       Time to be Devoted to Employment.  During the Employment Term,
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Executive shall devote his full time and energy to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Company. Executive hereby represents that he is not a party to any agreement, which would be an impediment to entering into this Employment Agreement, and that he is permitted to enter into this Employment Agreement and perform the obligations hereunder.

     2.   COMPENSATION AND BENEFITS.
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     2.1       Annual Salary.  In consideration of and as compensation for the
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services agreed to be performed by Executive hereunder, the Company agrees to pay Executive an annual base salary of $120,000, payable in accordance with the Company's regular payroll schedule ("Base Salary"), less applicable withholdings and deductions. The Base Salary will be subject to change at the sole discretion of the Board of Directors of the Company (the "Board").

     2.2       Bonus. The Board or a duly appointed committee thereof will no
               -----
less than once annually determine if the award of a bonus is warranted and the amount of such bonus, if any; the Board or any duly appointed committee thereof shall have sole discretion to grant or not grant a bonus. Executive is eligible for future issuances of options at the discretion of the Board.

                                       1.
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     2.3       Participation in Benefit Plans. During the Employment Term,
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Executive shall be entitled to participate in any pension, group insurance, medical hospitalization, annual physical, disability, or other similar benefit plan, to the extent permitted by law, that may from time to time be adopted by the Board, that is generally available to the other executive officers of the Company. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason. The Company will cover 100% of the cost of such plans for the Executive and Executive's dependants.

     2.4       Reimbursement of Expenses. The Company shall reimburse Executive
               -------------------------
for all reasonable business expenses incurred by Executive on behalf of the Company during the Employment Term, provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (ii) Executive provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company.

     2.5       Personal Time. During the Employment Term, Executive will be
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entitled to a maximum of twenty-five (25) days of paid personal time per annum, provided, however, that the Company and Executive must mutually agree as to the time during which such vacation may be taken. Paid personal time will be accrued and capped per Company policy.

     3.   EMPLOYMENT TERM.
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     3.1       At-Will Employment. Employment with the Company is employment
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at-will. Employment at-will may be terminated with or without cause, and with or without notice at any time at the will of either the Executive or the Company. Terms and conditions of employment with the Company may be modified at the sole discretion of the Company with or without cause and with or without notice.
Other than the Board of Directors of the Company, no one has the authority to make any agreement for employment other than for employment at-will or to make any agreement limiting the Company's discretion to modify the terms and conditions of employment. No implied contract concerning any employment related decision or term or condition of employment can be established by any other statement, conduct, policy or practice.

     3.2       Employment Term. The "Employment Term" means the period
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commencing on the Effective Date and terminating as set forth in Section 4.1.

     4.   TERMINATION OF EMPLOYMENT.
          -------------------------

     4.1       Method of Termination. Executive has the right to terminate his
               ---------------------
employment with the Company, for any reason at any time, with or without cause, and the Company retains the same right. Accordingly such Employment Term will end upon the first of the following to occur:

          A.   Executive's death;

          B. Date that written notice is deemed given or made by the Company to Executive that as a result of any physical or mental injury or disability, he is unable to perform the essential functions of his job, with reasonable accommodation. Such notice may be issued when the Board has reasonably determined that Executive has become unable to perform

                                       2.
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substantially his services and duties hereunder with reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement;

          C. Date that written notice is deemed given or made by the Company to Executive of termination for "Cause." For purposes of this Employment Agreement, "Cause" shall mean any one of the following:

               1. Gross negligence or the repeated failure of Executive to perform his duties and responsibilities to the reasonable satisfaction of the Board or any breach by Executive of his fiduciary duties to the Company or any material term of this Employment Agreement. For purposes of this Employment Agreement, any act or acts or omission or omissions by Executive that have a material adverse effect on the Company's operations, prospects, reputation or business shall be deemed to be a breach of his duties and responsibilities to the Company; or

               2. The conviction of Executive for a felony, other than a first conviction under Section 23152 of the California Vehicle Code (Driving under the Influence) in which punishment is provided solely under Section 23160 (Punishment for First Offense of Driving Under the Influence) or Section 23161 (Conditions of Probation for First Offense of Driving Under the Influence) of the California Vehicle Code;

          D. Date that written notice is deemed given or made by Executive of his resignation without Good Reason (as hereinafter defined), his voluntary departure, or his departure pursuant to Sections 4.1.A. or 4.1B. of this Employment Agreement as an employee of the Company;

          E. Date that written notice is deemed given or made by Executive of his resignation from the Company for Good Reason. For purposes of this Employment Agreement, "Good Reason" shall mean Executive's resignation by reason of:

               1. The material breach by the Company of one or more of its obligations under this Employment Agreement which are not otherwise corrected within the cure period provided under Section 4.2 following Executive's written notice to the Company of such breach; or

               2.   The occurrence of a Corporate Transaction;

                    a. For purposes of this Employment Agreement, a "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Company is a party if at the time the Company is a privately held corporation:

                         1).  A merger or consolidation in which securities
possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                                       3.
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                         2).  The sale, transfer or other disposition of all or
substantially all of the Company's assets in complete liquidation or dissolution of the Company.

                    b. For purposes of this Employment Agreement, a "Corporate Transaction" shall mean the occurrence of any one of the following events if the company is a publicly held corporation at the time:

                         1).  Any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total combined voting power of the Company's then outstanding securities;

                         2).  The majority of the members of the Board ceases to
be comprised of individuals who are Continuing Members; for such purpose, a "Continuing Member" shall mean an individual who is a member of the Board on the date of this Employment Agreement and any successor of a Continuing Member who is elected to the Board or nominated for such election by action of a majority of Continuing Members then serving on the Board;

                         3).  A merger, consolidation or other transaction in
which the Company shall cease to be an independent publicly-owned corporation, or a sale or other disposition of all or substantially all of the Company's assets;

                         4).  Any reverse merger or similar transaction in which
the Company is the surviving entity but in which securities possessing fifty percent (50%) or more of the voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or similar transaction;

                         5).  A liquidation or dissolution of the Company.

               3. The occurrence of any of the following events without Executive's express written consent, unless corrected prior to the Date of Termination specified in the Notice of Termination given by Executive pursuant to Section 4.3: a change in Executive's position with the Company which materially reduces Executive's level of responsibilities; a reduction in Executive's Level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award).

          F. Date that written notice is deemed given or made by the Company to Executive of Executive's termination without "cause."

     4.2       Notice of Termination.  Any termination of Executive's employment
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either by the Company or by Executive shall be communicated by written Notice of
Termination to the other party hereto in accordance with Section 7.1 hereof. In the case of resignation for

                                       4.
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Good Reason, the Notice of Termination must specify in reasonable detail the basis for such resignation and give the Company at least twenty (20) business days in which to correct the circumstances prompting the resignation before such resignation for Good Reason shall be deemed effective for purposes of this Employment Agreement.

     4.3       Date of Termination.  "Date of Termination" shall mean the date
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specified in the Notice of Termination.

     4.4       Effect of Termination for Cause, Executive's Resignation Without
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Good Reason or Other Events.  Upon (i) the termination of Executive for cause;
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or (ii) Executive's resignation without good reason or voluntary departure;
Executive will not be entitled to any additional compensation or other rights or benefits from the Company, and, as a result, the Company shall be obligated to pay Executive only that portion of his Base Salary that Executive has earned and reasonable business expenses incurred prior to the effective date of the termination of Executive's employment with the Company.

     4.5       Effect of Termination without Cause or Executive's Resignation
               --------------------------------------------------------------
for Good Reason.  In the event (i) the Company terminates Executive's employment
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with the Company without cause; or (ii) Executive resigns for Good Reason; or
(iii) Executive's termination is due to death or disability, Executive shall be entitled to his then existing Base Salary for a period of eighteen (18) months from the date of termination payable in accordance with the Company's regular payroll schedule and reasonable business expenses incurred prior to the date of termination. In addition, Executive shall be entitled to (i) his annual bonus, including the cash value of shares issued, prorated to his date of termination, and (ii) immediate and full vesting of all outstanding stock options granted through the termination date. To the extent that Executive and/or any of his dependents is eligible to, and timely elects to receive continuation coverage under any group health plan providing medical, dental, vision, prescription drug, wellness or other health care or medical coverage which is subject to the provisions of part 6 of Title I of ERISA ("COBRA") the Company shall timely reimburse Executive and/or any of his dependents to the extent permitted by law for any premiums required for such coverage for up to eighteen (18) months from date of termination. This payment of premiums by the Company is not intended to alter in any way the provisions of any group health plan of the Company, and all time limits, effects of subsequent coverage and all other relevant provisions of any such plan remain unchanged and shall control Executive's (and his dependent's) entitlement to coverage or benefits under such plan. Should any or all of the payments made pursuant to this Employment Agreement be determined by the Company to be a parachute payment under Section 280G of the Internal Revenue Code, then such payments shall be limited to an amount that will not cause a parachute excise tax. Upon the termination of Executive's employment without cause or Executive's Resignation for Good Reason, neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company except as provided in this Section 4.5 and Executive's right to receive his unpaid portion of his Base Salary earned through the Date of Termination; reimbursement for any expenses; payment of all unused personal days accrued per Company policy; and any rights pursuant to Company's benefit or retirement plans.

     4.6       Resignation as an Officer and Director.  In the event Executive's
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employment with the Company terminates for any reason, Executive agrees, as evidenced by his signature on this Agreement, to immediately resign as an officer of the Company. If Executive is

                                       5.
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a director of the Company and in the event Executive's employment with the
Company terminates due to death or under the terms of paragraph 4.1.C.2, Executive agrees, as evidenced by his signature on this Agreement, to immediately resign as a director of the Company.

     5.   CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE.
          -----------------------------------------------------

     5.1 Proprietary Information and Inventions. Executive understands and agrees that he will execute and be bound by a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit 1.

     5.2       Non-Competition
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          A.   During the Employment Term, and during any period for which
Executive is receiving payments from the Company pursuant to Section 4.5, Executive shall not directly or indirectly:

                    1. Own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business; or

               2. During the Employment Term and for eighteen months following the Date of Termination, the Executive will not encourage or solicit any Company employee to leave the Company's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona fide termination decision regarding any Company employee. In the event the Executive is determined by a court to have breech this covenant, the Executive will be responsible to return any payments made under the terms of paragraph 4.5 subsequent to the substantiated date of breech.

     5.3       Acknowledgment.  Executive acknowledges that the specialized
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nature of his knowledge of the Company's Proprietary Information, trade secrets and other intellectual property are such that a breach of his covenant not to compete or confidentiality obligations contained in this Section 5 of this Employment Agreement would necessarily and inevitably result in a disclosure, misappropriation and misuse of such Proprietary Information, trade secrets and other intellectual property. Accordingly, Executive acknowledges and agrees that such a breach would inflict unique and irreparable harm upon the Company and that the Company shall be entitled, in addition to its other rights and available remedies, to enforce, by injunction or decree of specific performance, Executive's obligations set forth herein.

     6.   RESTRICTIVE COVENANT.
          --------------------

     During the Employment Term:

                                       6.

     6.1 Executive shall devote substantially all of his time and energy to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

     6.2 Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing.

     6.3 Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

     6.4 Notwithstanding the foregoing, Executive shall have the right to perform such incidental services as are necessary in connection with (i) his private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities or (iii) participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Executive's services hereunder.

     7.   MISCELLANEOUS
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     7.1       Notices.  All notices, demands and requests required by this
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Employment Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this
Section:

          If to the Company, to:

          Object Products, Inc.
          330 Townsend, Suite 206
          San Francisco, CA 94107
          Attention: Jack D. Anderson

          And a Copy to:

          Thomas A. Bevilacqua
          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94303

          If to Executive, to:

          Robert L. Anderson
          124 California Avenue
          Mill Valley, CA 94941

                                       7.
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     7.2       Assignment.  This Employment Agreement shall be binding on, and
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shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

     7.3       Deductions.  All amounts paid to Executive hereunder are subject
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to all withholdings and deductions required by law, as authorized under this
Employment Agreement, and as authorized from time to time.

     7.4       Entire Agreement.  This Employment Agreement contains the entire
               ----------------
agreement of the parties with respect to the subject matter hereof, and all prior agreements, written or oral, are merged herein and are of no further force or effect.

     7.5       Amendment.  This Employment Agreement may be modified or amended
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only by a written agreement signed by a member of the Compensation Committee who is a member of the Board of Directors of the Company and Executive.

     7.6       Waivers.  No waiver of any term or provision of this Employment
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Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Employment Agreement shall not apply to any subsequent breach of this Employment Agreement.

     7.7       Counterparts.  This Employment Agreement may be executed in
               ------------
several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     7.8       Severability.  The provisions of this Employment Agreement shall
               ------------
be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

     7.9       Governing Law.  THIS EMPLOYMENT AGREEMENT AND THE RIGHTS AND
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OBLIGATIONS OF THE COMPANY AND EXECUTIVE HEREUNDER SHALL BE DETERMINED UNDER,
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS AMONG CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

     7.10      Arbitration.  The Executive understands and agrees that, as a
               -----------
condition of his employment with the Company, any and all disputes that the Company may have with Executive or Executive may have with the Company, or any of its employees, officers, directors, agents or assigns, which arise out of the Executive's employment with the Company shall be resolved through final and binding arbitration, as specified in this Employment Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for

                                       8.
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breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive's employment with the Company or its termination. The only claims not covered by this Employment Agreement are claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to paragraph 5 of this Employment Agreement, which will be resolved pursuant to those laws. Any disputes and/or claims covered by this Employment Agreement shall be submitted to final and binding arbitration to be conducted in Palo Alto, California, in accordance with the rules and regulations of the American Arbitration Association. Each side will bear its own attorneys' fees, and the arbitrator will not have authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that the Executive is waiving any right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                        OBJECT PRODUCTS, INC.

                                        By:

                                        /s/ Jack D. Anderson
                                        ----------------------------------------
                                        Jack D. Anderson
                                        Chairman & CEO


                                        /s/ Gail E. Oldfather
                                        ----------------------------------------
                                        Gail E. Oldfather
                                        Director & Compensation Committee Member

                                        EXECUTIVE


                                        /s/ Robert L. Anderson
                                        ----------------------------------------
                                        Robert L. Anderson

                                       9.